May 20, 2010

American Consumers, Inc.
55 Hannah Way
Rossville, GA  30741

Gentlemen:

This letter agreement amends and clarifies certain terms in that certain Promissory Note, dated as of May 20, 2010, and the related Business Loan Agreement, dated as of May 20, 2010, concerning a revolving line of credit in the maximum amount of $800,000.00 being provided by Gateway Bank & Trust (the “Lender”) to American Consumers, Inc. doing business as Shop Rite (the “Borrower”).

Each of the above-referenced documents is hereby modified as follows:

1.	The subparagraph entitled “Indebtedness and Liens” under the main heading “NEGATIVE COVENANTS” on page 3 of the Business Loan Agreement is hereby modified to read as follows:

Indebtedness and Liens.  (1) Except for trade debt incurred in the normal course of business, indebtedness to Lender contemplated by this Agreement and additional indebtedness incurred to third parties in an aggregate amount not to exceed $50,000.00 credit, incur or assume indebtedness for borrowed money, including capital leases, (2) sell, transfer, mortgage, assign, pledge, lease, grant a security interest in, or encumber any of Borrower's assets (except as allowed as Permitted Liens), or (3) sell with recourse any of Borrower's accounts, except to Lender.

2.	The subparagraph entitled “Other Defaults” under the main heading “DEFAULT” on page 1 of the Promissory Note is hereby modified to read as follows:

Other Defaults.   Borrower fails to comply with or to perform any other term, obligation, covenant or condition contained in this Note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Lender and Borrower, provided, however, that this paragraph shall only apply to any such failure to comply or perform that would materially, adversely affect Borrower’s financial condition or properties.

3.	The subparagraph entitled “Adverse Change” under the main heading “DEFAULT” on page 1 of the Promissory Note is hereby modified to read as follows:

Adverse Change.   A material adverse change occurs in Borrower’s financial condition.

By execution of this Letter Agreement below, each of the parties hereby agrees to and accepts the modifications to the terms of the above-referenced Business Loan Agreement and the related Promissory Note set forth herein, as of this 20th day of May, 2010.

Gateway Bank & Trust		American Consumers, Inc.

By:	/s/ Shawn Rogers	By:	/s/ Paul R. Cook

Name:	Shawn Rogers	Name:	Paul R. Cook

Title:	Sr. Vice President	Title:	President